SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 31, 2011

T3 MOTION, INC.
(Exact name of registrant as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-150888 (Commission File No.)	20-4987549 (IRS Employee Identification No.)
2990 Airway Avenue
Costa Mesa, California 92626
(Address of Principal Executive Offices)
(714) 619-3600
(Issuer Telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements
     This Form 8-K and other reports filed by T3 Motion, Inc. (the “Registrant” or “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form S-1 entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
     Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01	Entry into a Material Definitive Agreement; Amendment of a Material Definitive Agreement
     On March 31, 2011, the Registrant entered into a Debenture Amendment and Conversion Agreement (the “Agreement”) with Vision Opportunity Master Fund, Ltd. (“Lender”) to further amend the 10% Senior Secured Convertible Debenture issued to the Lender in a private placement (“Debenture”) on December 30, 2009. The Agreement was the second amendment to the Debenture, following the first amendment on December 31, 2010 to extend the maturity date from December 31, 2010 to March 31, 2011.
     Under the Agreement, the maturity date of the Debenture was further extended from March 31, 2011 to June 30, 2011. In addition, the conversion provisions of the Debenture were deleted in its entirety and restated. According to the amended conversion provisions, at the closing the Registrant will issue to the Lender units, each of which comprised of one share of the Registrant’s common stock, par value $0.001 per share, one warrant at least substantially identical to the Class H Warrants and one warrant at least substantially identical to the Class I Warrants, in consideration for the cancellation of $3,500,000 principal amount of the Debenture and accrued interest thereon. The number of units will equal the total amount of principal and interest accrued through the date of the closing divided by the conversion price; provided, however, that the Registrant will pay cash in lieu of any factional units that would otherwise be issuable upon the conversion.
     The Conversion is conditioned on, among other things, the execution of a registration rights agreement between the parties in which the Registrant would agree to register the Units and securities underlying the Units and that the public offering contemplated by the Registration Statement on Form S-1 (file no. 333-171163) for up to $10 million in Units shall have been declared effective and that such Units shall be trading on the NYSE Amex, LLC.

Item 5.07.	Submission of Matters to a Vote of Security Holders
     On March 31, 2011 two shareholders that constituted holders of a majority of the outstanding shares of the Registrant’s common stock and the holder of a majority of the outstanding shares of the Registrant’s Series A convertible preferred stock executed a written consent of stockholders to amend the Certificate of Designation of Preferences, Rights and Limitations of Series A convertible preferred stock (“Certificate of Designation”) to remove a provision that prevented the holder of preferred stock from converting preferred stock into common stock in the event that such conversion would result in the holder’s percentage ownership of common stock exceeding certain thresholds. The amendment to the Certificate of Designation to effect such change is intended to be filed with the Secretary of State of the State of Delaware within the next few days.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
3.6	Form of Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series A convertible preferred stock*
10.1	Debenture Amendment and Conversion Agreement dated as of March 31, 2011 by and among the Registrant and Vision Opportunity Master Fund, Ltd.*
* Filed with the Registrant’s Amendment No. 3 to Registration Statement on Form S-1 filed on April 6, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 MOTION, INC. (Registrant)
Date: April 6, 2011	/s/ Kelly Anderson
Kelly Anderson, Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Exhibit Description
3.6	Form of Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series A convertible preferred stock*
10.1	Debenture Amendment and Conversion Agreement dated as of March 31, 2011 by and among the Registrant and Vision Opportunity Master Fund, Ltd.*
* Filed with the Registrant’s Amendment No. 3 to Registration Statement on Form S-1 filed on April 6, 2011